EXHIBIT 99.1



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 11-K

(mark one)

(X)      ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT
         OF 1934
         For the fiscal year ended April 30, 1999
                                       Or

( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                   Commission File Nos.: 33-37529 and 33-44230

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                                 Medtronic, Inc.
                            7000 Central Avenue N.E.
                              Minneapolis, MN 55432



                                   SIGNATURES

THE PLAN. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         MEDTRONIC, INC. AND PARTICIPATING
                                         EMPLOYERS SUPPLEMENTAL RETIREMENT
                                         PLAN



Dated:  October 26, 1999            By:  /s/  Janet S. Fiola
                                         ----------------------------------

                                         Janet S. Fiola
                                         Senior Vice President,
                                         Human Resources

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN
                              FINANCIAL STATEMENTS
                           AND ADDITIONAL INFORMATION
                             APRIL 30, 1999 AND 1998


TABLE OF CONTENTS TO FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION
--------------------------------------------------------------------

                                                                            PAGE
                                                                            ----

Financial Statements:


  Report of Independent Accountants                                            1

  Statement of Net Assets Available for Benefits                               2

  Statement of Changes in Net Assets Available for Benefits                    3

  Notes to Financial Statements                                              4-8


Additional Information:*


  Schedule I - Item 27a Form 5500 - Schedule of Assets Held for
  Investment Purposes                                                          9

  Schedule II - Item 27d Form 5500 - Schedule of Reportable Transactions      10





* Other schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                        Report of Independent Accountants
                        ---------------------------------





To the Participants and Administrator
 of the Medtronic, Inc. and Participating
 Employers Supplemental Retirement Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Medtronic, Inc. and Participating Employers Supplemental Retirement Plan (the "Plan") at April 30, 1999 and 1998, and the changes in net assets available for benefits for the years then ended April 30, 1999 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules I and II are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
September 20, 1999

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                 ----------------------------------------------
                                  ($ IN 000'S)
                                  ------------

                                                                     April 30,
                                                            ----------------------------
                                                                1999            1998
                                                            ------------    ------------
Assets:
-------

Investments at Fair Value:
        Medtronic, Inc. Stock Fund                          $    529,778    $    355,373
        Vanguard Wellington Fund                                  98,627          94,442
        Vanguard Explorer Fund                                    13,344          16,570
        Vanguard Wellesley Income Fund                                16              67
        VMMR Prime Portfolio                                          --             412
        Vanguard 500 Portfolio Index Trust                       117,602          87,693
        Vanguard Prime Cap Fund                                   62,110          57,264
        Vanguard Windsor II Fund                                  62,045          55,687
        Vanguard U.S. Growth Portfolio                            11,210           2,699
        Vanguard International Growth Fund                        21,906          16,254
        Vanguard Total Bond Market Fund                            7,550           4,047
        Vanguard Index Trust - Extended Market Portfolio           2,433           1,156
        Participant Loans                                         12,318          11,695
                                                            ------------    ------------
                                                                 938,939         703,359

Deposits with Insurance Companies, at Contract Value             118,529         109,847
                                                            ------------    ------------

        Total Investments                                      1,057,468         813,206

Contributions Receivable:
        Employer, net of forfeitures                                  --           7,668
        Employee                                                   4,020           2,247
                                                            ------------    ------------

Net Assets Available for Benefits                           $  1,061,488    $    823,121
                                                            ============    ============


The accompanying notes are an integral part of these financial statements.

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
            ---------------------------------------------------------
                                  ($ IN 000'S)
                                  ------------

                                                             Years ended April 30,
                                                         -----------------------------
                                                             1999              1998
                                                         ------------     ------------
Additions:
----------

Contributions:
     Employer, net of forfeitures                        $         --     $     12,683
     Employee                                                  45,224           38,925

Investment Activity:
        Interest and Dividend Income                           30,748           27,981
        Net Appreciation in Fair Value of Investments         162,365          181,924
                                                         ------------     ------------

        Total Investment Income                               193,113          209,905

Net Assets Transferred from Other Plans                        45,168              743
                                                         ------------     ------------

        Total Additions                                       283,505          262,256

Deductions:
-----------

Benefit Payments                                              (45,138)         (32,416)
                                                         ------------     ------------

Increase in Net Assets                                        238,367          229,840

Net Assets Available for Benefits:
----------------------------------

Beginning of Year                                             823,121          593,281
                                                         ------------     ------------

End of Year                                              $  1,061,488     $    823,121
                                                         ============     ============


The accompanying notes are an integral part of these financial statements.

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------


NOTE 1--DESCRIPTION OF THE PLAN
-------------------------------

The Medtronic, Inc. and Participating Employers Supplemental Retirement Plan (the Plan) is a defined contribution plan created by Medtronic, Inc. (the Company). It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan provides for a regular savings program whereby participants may deposit between 2% and 12% of their monthly salary. The trustee of the Plan is Vanguard Fiduciary Trust Company (Vanguard Trust), hereinafter referred to as the "Trustee". In fiscal 1999 and 1998, the company paid certain administrative expenses of the Plan.

Through April 30, 1998, the Company matched at least 25% of the employee contribution, up to 6% of compensation. The Company contributed additional amounts, up to an additional 75% of the amount contributed by the employee (up to 6% of compensation), if certain performance goals were achieved.

Effective May 1, 1998, the Plan was amended to provide Company matches to be received by participants in the form of an annual allocation of Medtronic stock to the Participants' Employee Stock Ownership Plan account and increase the Company minimum match from 25% to 50% of the employee contribution, up to 6% of compensation. In addition, the maximum Company contribution was increased from 100% of the first 6% of compensation to 150% of the first 6% of compensation, depending on Company performance.

Participants are 20% vested in the Company contributions upon completing one year of service. Additional vesting accrues at the rate of 20% per year thereafter. Participants are 100% vested in their own contributions at all times. Participant forfeiture of nonvested amounts reduce the Company contribution. During fiscal 1999 and 1998, $405,132 and $400,000 were forfeited by terminating employees before these amounts became vested.

Participants direct investment of funds allocated to their account among thirteen investments. The Vanguard Wellington Fund, a balanced fund, consists of common stocks and fixed income securities. The Interest Income Fund consists of deposits with insurance companies at fixed rates of return. The Medtronic, Inc. Stock Fund consists of holdings in Medtronic, Inc. common stock. The Vanguard 500 Portfolio Index Trust consists of stocks comprising the Standard and Poor's 500 Index. The Vanguard Explorer Fund is an aggressive growth fund consisting of common stocks of small companies. The VMMR Prime Portfolio consists of high-quality money market instruments. The Vanguard Windsor II Fund, a growth and income fund, consists of common stocks that, in the opinion of the investment advisor, are undervalued in the marketplace. The Vanguard Total Bond Market Fund is a bond fund that seeks to parallel the performance of an established Bond Index. The Vanguard Wellesley Income Fund, a balanced fund, invests in corporate bonds and stocks with above average dividend yields. The Vanguard Prime Cap Fund consists of stock, that in the opinion of the investment advisor, have strong earnings growth potential. The Vanguard International Growth Fund, an international stock fund, consists of non-U.S. stocks selected for their appreciation potential. The Vanguard U.S. Growth Portfolio consists of investments in large U.S. companies that, in the opinion of the investment advisor, have records of exceptional growth and above average prospects for future growth. The Vanguard Index Trust - Extended Market Portfolio attempts to match the performance of the Wilshire 4500 Equity Index, an unmanaged index made up mostly of mid- and small capitalization

---------------------------------------

companies. Effective April 1,1998, the VMMR Prime Portfolio and the Vanguard Wellesley Income Fund are no longer available to participants in the plan.

Termination or retirement benefits are paid by the Trustees in accordance with the provisions of the Plan and the instructions of Medtronic, Inc., acting as plan administrator. In the event the Plan were terminated, participants become fully vested and the Company would cause all amounts in the hands of the Trustees to be allocated and distributed to the participants based upon their investment balance.

NOTE 2--SUMMARY OF ACCOUNTING PRINCIPLES
----------------------------------------

Basis of Presentation
---------------------

The financial statements of the Plan are prepared on the accrual basis of accounting.

Valuation of Investments
------------------------

As determined by the Trustee, investments are stated at fair value based upon quoted market prices, except deposits with insurance companies guaranteed investment contracts which are valued at contract value, which approximates fair market value. Contract value represents contributions made under the contract, plus earnings, less plan withdrawals, and administrative expenses.

Valuation of Participant Loans
------------------------------

Participant loans are valued at cost which approximates fair value. Participants can have only one loan outstanding at a time and can borrow up to 50% of their vested balance not to exceed the maximum loan amount of $50,000. The minimum loan amount is $1,000. Loans are repaid through payroll deduction in equal amounts over a 1 to 5 year period. The interest rate is calculated as one percentage point over the prime rate in effect at US Bank, St. Paul, N.A., on the first work day of the month in which the loan is made and remains fixed for the duration for the loan.

Investment Activity
-------------------

Interest and dividend income consists of amounts earned on investments in the Plan's separate trust held by Vanguard Trust.

Use of Estimates
----------------

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE 3--TRUSTEE
---------------

Vanguard Trust maintains all assets and is the recordkeeper of the Plan. Vanguard Trust maintains a separate account in the name of each participant in the Plan to record the assets allocated to the participant and the earnings, losses, disbursements and expenses credited thereto.

NOTE 4--BENEFIT OBLIGATIONS
---------------------------

Differences in the amounts reported in the financial statements and the Form 5500 relate to benefit obligations at April 30, 1999 and 1998, for persons who have withdrawn from participation in the Plan are as follows: ($ in 000's)

                                                             April 30,
                                                   ----------------------------
                                                        1999           1998
                                                   -------------  -------------
         Medtronic, Inc. Stock Fund                     $  1,272       $    673
         Interest Income Fund                                674            312
         Vanguard Wellington Fund                            209            364
         Vanguard Explorer Fund                               26            112
         Vanguard 500 Portfolio Index Trust                  232            281
         Vanguard Prime Cap Fund                              91            389
         Vanguard Windsor II Fund                             80            391
         Vanguard International Growth Fund                   10            205
         Vanguard Total Bond Market Fund                      90             --
         Participant Loans                                   185             21
                                                   -------------  -------------

                                                        $  2,869       $  2,748
                                                   =============  =============

NOTE 5 -- RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500
-------------------------------------------------------------

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500: ($ in 000's)

                                                             April 30,
                                                   ----------------------------
                                                        1999           1998
                                                   -------------  -------------
Net assets available for benefits per the
  financial statements                               $ 1,061,488    $   823,121
Amounts allocated to withdrawing participants             (2,869)        (2,748)
                                                   -------------  -------------

Net assets available for benefits per the
  Form 5500                                          $ 1,058,619    $   820,373
                                                   =============  =============

-------------------------------------------------------------------------

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500: ($ in 000's)

                                                      Year Ended April 30, 1999
                                                      -------------------------
Benefits paid to participants per the financial
statements                                                      $ 45,138
Add: Amounts allocated to withdrawing
  participants at  April 30, 1999                                  2,869
Less: Amounts allocated to withdrawing
  participants at April 30, 1998                                  (2,748)
                                                              ----------

Benefits paid to participants per the Form 5500                 $ 45,259
                                                              ==========

Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to April 30 but not yet paid as of that date.

NOTE 6 -- TAX STATUS
--------------------

The Plan has received a favorable determination letter of tax qualification from the Internal Revenue Service. The Plan administrator believes the Plan continues to qualify under the provision of Section 401(a) of the Internal Revenue Code, and that the related trust is exempt from federal income tax.

NOTE 7--NET ASSETS TRANSFERRED FROM OTHER PLANS
-----------------------------------------------

During fiscal 1999, the Company acquired or merged with various companies, including Physio-Control International Corporation, Arterial Vascular Engineering, Inc., Sofamor Danek Group, Inc. and AVECOR Cardiovascular, Inc. In connection with mergers and acquisitions, $45.2 million of benefit plan assets were transferred to the Plan during fiscal 1999.

NOTE 8--INVESTMENTS
-------------------

During the years ended April 30, 1999 and 1998 the Plan had transactions with Vanguard Trust, the Plan's trustee, which are allowed by the Plan and are acceptable under the Internal Revenue Code. These transactions are classified as party-in-interest transactions. The investments held by Vanguard Trust as of April 30, 1999 and 1998 and the statement of changes for the periods then ended are presented in the following table:

-------------------------------

                                                                                 Vanguard
                                              Interest    Vanguard    Vanguard   Wellesley     VMMR      Vanguard    Vanguard
                              Medtronic, Inc.  Income    Wellington   Explorer    Income       Prime   500 Portfolio  Prime Cap
1999                            Stock Fund      Fund        Fund        Fund       Fund      Portfolio  Index Trust     Fund
                              -------------------------------------------------------------------------------------------------
Balance, April 30, 1998          $ 355,373   $ 109,847   $  94,442   $  16,570   $      67   $     412   $  87,693   $  57,264

Net Assets Transferred
  from Other Plans                   1,458       6,480       6,914         445          --          --       8,739          15
Contributions                       21,197       4,982       4,363       1,580          17          --       6,739       4,840
Inter-Fund Transfers                28,587      (2,227)    (10,054)     (3,489)         --          (2)       (205)     (7,402)
Interest and Dividend Income         1,862       7,328      10,390         118         (60)       (410)      1,780       2,432
Realized/Unrealized Gain/(Loss)    139,333          --      (1,512)     (1,152)         (8)         --      16,839       7,907
Distributions                      (18,032)     (7,881)     (5,916)       (728)         --          --      (3,983)     (2,946)
-------------------------------------------------------------------------------------------------------------------------------
Balance, April 30, 1999          $ 529,778   $ 118,529   $  98,627   $  13,344   $      16   $      --   $ 117,602   $  62,110
===============================================================================================================================

                       [WIDE TABLE CONTINUED FROM ABOVE]

                                                                       Vanguard
                                Vanguard     Vanguard     Vanguard    Index Fund- Vanguard
                               Windsor II  International    Bond       Extended  U.S. Growth Participant
1999                              Fund      Growth Fund  Market Fund    Market    Portfolio  Loans Fund     Total
                               --------------------------------------------------------------------------------------
Balance, April 30, 1998          $  55,687   $  16,254   $   4,047   $   1,156   $   2,699   $  11,695   $   813,206

Net Assets Transferred
  from Other Plans                  12,008       7,834         123       1,116          36          --        45,168
Contributions                        3,916       1,641         646         147       1,051          --        51,119
Inter-Fund Transfers               (11,922)     (3,527)      2,864          10       6,760         607            --
Interest and Dividend Income         5,051         290         452         139         450         926        30,748
Realized/Unrealized Gain/(Loss)         20         344        (124)       (106)        824          --       162,365
Distributions                       (2,715)       (930)       (458)        (29)       (610)       (910)      (45,138)
---------------------------------------------------------------------------------------------------------------------
Balance, April 30, 1999          $  62,045   $  21,906   $   7,550   $   2,433   $  11,210   $  12,318   $ 1,057,468
=====================================================================================================================

                                                                                     Vanguard
                                                Interest    Vanguard     Vanguard    Wellesley     VMMR        Vanguard    Vanguard
                                Medtronic, Inc.  Income    Wellington    Explorer     Income       Prime    500 Portfolio  Prime Cap
1998                              Stock Fund      Fund        Fund         Fund        Fund      Portfolio   Index Trust     Fund
                                ----------------------------------------------------------------------------------------------------
Balance, April 30, 1997           $ 232,225    $ 114,155   $  64,539    $  11,460   $   7,700    $  10,393    $  55,000   $  29,842

Net Assets Transferred
  from Other Plans                      257           24          29           19          28           79          102          85
Contributions                        20,269        5,939       4,330        2,227         877        1,073        5,996       5,180
Inter-Fund Transfers                (11,757)      (6,364)     10,291         (836)    (10,147)     (10,208)       5,869      10,236
Interest and Dividend Income          1,478        7,571       6,647        1,536       1,110          466        1,585       1,894
Realized/Unrealized Gain/(Loss)     119,960           --      12,144        2,840         800           --       22,133      11,641
Distributions                        (7,059)     (11,478)     (3,538)        (676)       (301)      (1,391)      (2,992)     (1,614)
------------------------------------------------------------------------------------------------------------------------------------

Balance, April 30, 1998           $ 355,373    $ 109,847   $  94,442    $  16,570   $      67    $     412    $  87,693   $  57,264
====================================================================================================================================

                        [WIDE TABLE CONTINUED FROM ABOVE]

                                                                         Vanguard
                                  Vanguard     Vanguard     Vanguard   Index Trust-  Vanguard
                                 Windsor II  International    Bond       Extended   U.S. Growth  Participant
1998                                Fund      Growth Fund  Market Fund    Market     Portfolio    Loans Fund      Total
                                 ----------------------------------------------------------------------------------------
Balance, April 30, 1997           $  32,620    $  11,754    $   2,439    $      --      $    --   $  10,583    $ 582,710

Net Assets Transferred
  from Other Plans                       46           71            3           --           --          --          743
Contributions                         4,077        1,796          493            1            6          --       52,264
Inter-Fund Transfers                  5,775        1,535          935        1,154        2,675         842           --
Interest and Dividend Income          4,006          575          180           (3)          --         936       27,981
Realized/Unrealized Gain/(Loss)      11,001        1,292           91            4           18          --      181,924
Distributions                        (1,838)        (769)         (94)          --           --        (666)     (32,416)
-------------------------------------------------------------------------------------------------------------------------

Balance, April 30, 1998           $  55,687    $  16,254    $   4,047    $   1,156    $   2,699   $  11,695    $ 813,206
=========================================================================================================================

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

                          SCHEDULE I-ITEM 27A FORM 5500
                 SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                 -----------------------------------------------
               (IN 000'S EXCEPT FOR NUMBER OF PARTICIPANTS/SHARES)
               ---------------------------------------------------

                                 APRIL 30, 1999

----------------------------------------------------------------------------------------------------------------------------------
               Fund                          Investment Type            Participants       Shares          Cost      Market Value
----------------------------------------------------------------------------------------------------------------------------------
Medtronic, Inc. Stock Fund            Company Stock Fund                       8,308      8,991,468    $   225,122    $   529,778
Interest Income Fund                  Unallocated Insurance Contracts          5,626    118,529,978        118,530        118,529
Vanguard Wellington Fund              Registered Investment Company            3,855      3,154,064         80,895         98,627
Vanguard Explorer Fund                Registered Investment Company            1,710        235,358         12,364         13,344
Vanguard Wellesley Income Fund        Registered Investment Company                1            802             17             16
Vanguard 500 Portfolio Index Trust    Registered Investment Company            4,477        952,424         71,304        117,602
Vanguard Prime Cap Fund               Registered Investment Company            3,370      1,196,674         41,743         62,110
Vanguard Windsor II Fund              Registered Investment Company            3,356      1,888,179         50,506         62,045
Vanguard U.S. Growth Portfolio        Registered Investment Company              807        290,311         10,501         11,210
Vanguard International                Registered Investment Company            1,950      1,126,128         19,812         21,906
Vanguard Bond Market Fund             Registered Investment Company              907        751,090          7,591          7,550
Vanguard Index Trust-Ext. Mkt         Registered Investment Company              312         78,171          2,481          2,433
Participant Loans Fund                Registered Investment Company            1,635             --         12,319         12,318
  (interest rates: 5.25% to 10.0%)    Loans Other Than Mortgages

----------------------------------------------------------------------------------------------------------------------------------

Totals                                                                                                 $   653,185    $ 1,057,468
==================================================================================================================================


The above data was prepared from information certified as complete and accurate by Vanguard Fiduciary Trust Company, the Plan's Trustee.

                                                          ADDITIONAL INFORMATION
                                                          ----------------------

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

                         SCHEDULE II-ITEM 27D FORM 5500
                       SCHEDULE OF REPORTABLE TRANSACTIONS
                       -----------------------------------
                 (IN 000'S EXCEPT FOR NUMBER OF PURCHASES/SALES)
                 -----------------------------------------------

                            YEAR ENDED APRIL 30, 1999

-------------------------------------------------------------------------------------------------------------------------
                                                       No. of      Proceeds      No. of                      Historical
               Fund             Cost of Purchase     Purchases    from Sale       Sales   Cost of Sales    Gain or (Loss)
-------------------------------------------------------------------------------------------------------------------------
Medtronic, Inc. Stock Fund            $  155,475           223    $  121,093        248      $   83,324       $   37,769
Interest Income Fund                     111,618           255       103,348        249         103,348               --
Vanguard Wellington Fund                  28,752           183        23,087        235          20,738            2,349
Vanguard Explorer Fund                     6,699           132         8,765        219           8,859              (94)
Vanguard Wellesley Income Fund                17             1            --         --              --               --
VMMR Prime Portfolio                         185             2           185          1             185               --
Vanguard 500 Portfolio Index Trust        39,578           223        26,476        242          22,186            4,290
Vanguard Prime Cap Fund                   18,180           201        21,177        236          18,004            3,173
Vanguard Windsor II Fund                  28,464           188        22,066        233          19,253            2,813
Vanguard International                    11,967           139         6,656        209           6,353              303
Vanguard Bond Market Fund                 11,178           182         7,549        153           7,569              (20)
Vanguard Index Trust-Extended Mk           1,852            81           466        109             523              (57)
Vanguard U.S. Growth Portfolio            12,800           187         5,112        108           4,978              134
-------------------------------------------------------------------------------------------------------------------------

Totals                                $  426,765                  $  345,980                 $  295,320       $   50,660
=========================================================================================================================


The above data was prepared from information certified as complete and accurate by Vanguard Fiduciary Trust Company, the Plan's Trustee.

                       Consent of Independent Accountants
                       ----------------------------------




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-37529 and 33-44230) of Medtronic, Inc. of our report dated September 20, 1999 relating to the financial statements of the Medtronic, Inc. and Participating Employers Supplemental Retirement Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
October 25, 1999